EXHIBIT 99.1
                                                                         REVISED

                              EXPRESS SCRIPTS, INC.
            Unaudited Condensed Consolidated Statement of Cash Flows
                                 (in thousands)


                                                  9 MONTHS ENDED SEPTEMBER 30,
                                                  ----------------------------
                                                      2002            2001
                                                  ------------    ------------

Cash flow from operating activities:
Net income                                          $ 146,111        $ 90,514
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Depreciation and amortization                        66,473          58,838
  Other                                                74,380          18,700
                                                  ------------    ------------
Net cash provided by operating activities:            286,964         168,052
                                                  ------------    ------------

Cash flows from investing and financing
 activities:
  Purchases of property and equipment                 (32,472)        (36,830)
  Acquisitions and joint venture                     (497,229)        (19,582)
  Treasury stock acquired                             (66,840)        (27,055)
  Repayment of long-term debt                        (150,000)        (50,000)
  Proceeds from long-term debt                        425,000               -
  Other                                                18,460          17,031
                                                  ------------    ------------
Net cash used in investing and
 financing activities                                (303,081)       (116,436)
                                                  ------------    ------------

Net (decrease) increase in cash and
 cash equivalents                                     (16,117)         51,616

Cash and cash equivalents at beginning
 of period                                            177,715          53,204
                                                  ------------    ------------

Cash and cash equivalents at end
 of period                                          $ 161,598       $ 104,820
                                                  ============    ============